Exhibit 10.4

SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Agreement”) is entered into by and between Jaovi Inc., a Wyoming corporation (the “Company”), and the undersigned subscriber (the “Subscriber”).

The Subscriber hereby subscribes to purchase shares of common stock of the Company pursuant to the terms of the Company’s Prospectus and agrees as follows:

I. Subscription

The Subscriber hereby agrees to subscribe for and purchase shares of the Company’s common stock pursuant to the terms and conditions set forth in this Agreement and the Company’s Prospectus.

The purchase price of the Company’s common stock is $0.0001 per share.

The number of shares subscribed for and the total subscription amount shall be set forth in the Subscriber Information section of this Agreement.

II. Payment

Payment for the subscribed shares has been paid in full to the Company in cash, payable to Jaovi Inc. The subscription funds shall be delivered together with this executed Subscription Agreement.

III. Acceptance of Subscription

The Company reserves the right to accept or reject any subscription, in whole or in part, if the Company determines that such acceptance would not be in the best interests of the Company or would not comply with applicable laws or the terms of the offering.

Upon acceptance of this Agreement by the Company, the subscription shall become irrevocable.

IV. Representations of Subscriber

The Subscriber represents and warrants to the Company that:

▪	the Subscriber has received and reviewed the Company’s Prospectus;

▪	the Subscriber understands that an investment in the Company involves substantial risks;

▪	the Subscriber is purchasing the shares for investment purposes and not with a view toward immediate resale or distribution;

▪	the Subscriber has the legal capacity and authority to enter into this Agreement; and

▪	the information provided by the Subscriber in connection with this Agreement is accurate and complete.

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V. No Guarantee

The Subscriber understands that the Company is a development-stage business and that there can be no assurance of profitability, future dividends, or appreciation in the value of the shares purchased.

VI. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming.

VII. Entire Agreement

This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior discussions or understandings, whether oral or written.

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SUBSCRIBER INFORMATION

Name	Jorge Alberto Oviedo Mora

Address	Coopemangle Los Delfines Casa 94, Puerto Cortes de Osa, Puntarenas, 60504, Costa Rica

Purchase Price:	$0.0001 per share

Number of Shares Subscribed:	2,000,000

Total Subscription Amount:	USD $200

SIGNATURES

	SUBSCRIBER	ACCEPTED BY JAOVI INC.

Signature:	/s/ Jorge Alberto Oviedo Mora	By:	/s/ Jorge Alberto Oviedo Mora
Name:	Jorge Alberto Oviedo Mora	Name:	Jorge Alberto Oviedo Mora
Date:	March 30, 2026	Title:	Director
		Date:	March 30, 2026

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